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                               AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT



         THIS AMENDED AND RESTATED  INVESTMENT  SUBADVISORY  AGREEMENT  ("Agreement") is made as of the 28th day of
April, 2006, by and among AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. (the  "Corporation"),  a Maryland  corporation,
AMERICAN  CENTURY GLOBAL  INVESTMENT  MANAGEMENT,  INC.  ("ACGIM"),  a Delaware  corporation,  and AMERICAN CENTURY
INVESTMENT MANAGEMENT, INC. (the "Subadvisor"), a Delaware corporation.

                                                    WITNESSETH:

         WHEREAS,  the Corporation is an open-end management  investment company registered with the Securities and
Exchange Commission under the Investment Company Act of 1940, as amended; and

         WHEREAS,  ACGIM and Subadvisor are both  investment  advisors  registered with the Securities and Exchange
Commission under the Investment Advisers Act of 1940, as amended; and

         WHEREAS,  the  Corporation  has has added two new funds,  NT  International  Growth  Fund and NT  Emerging
Markets Fund; and

         WHEREAS,  the  Corporation  has engaged  ACGIM to serve as the  investment  manager for each class of each series of shares issued by the Corporation; and

         WHEREAS,  the  Corporation  and ACGIM now desire to engage  Subadvisor as a subadvisor for that portion of the assets of the Funds that will be invested in cash and cash  equivalents  (the "Cash  Portion"),  and Subadvisor desires to accept such engagement; and

         NOW,  THEREFORE,  in  consideration  of the premises and of the covenants and agreements  hereinafter  set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1.       INVESTMENT  DESCRIPTION  -  APPOINTMENT.   Corporation  hereby  appoints  Subadvisor  to  provide
certain  advisory  services to the Funds in  accordance  with the Funds'  Prospectus  and  Statement of  Additional
Information  as in effect and as amended  from time to time,  in such  manner and to such extent as may be approved by the Board of Directors of  Corporation.  Corporation  agrees to provide  Subadvisor  copies of all amendments to the Funds'  Prospectus and Statement of Additional  Information on an ongoing basis.  Subadvisor hereby accepts the appointment and agrees to furnish the services described herein.

         2.       SERVICES AS INVESTMENT SUBADVISOR.

         (a)      Subject to the  general  supervision  of the Board of  Directors  of  Corporation,  and of ACGIM,
Subadvisor  will (i) act in conformity  with the Funds'  Prospectus  and Statement of Additional  Information,  the
Investment  Company Act of 1940,  the  Investment  Advisers Act of 1940,  the  Internal  Revenue Code and all other applicable  federal  and  state  laws and  regulations,  as the same may from  time to time be  amended;  (ii) make investment  decisions  regarding the Cash Portion of the Funds in accordance with the Funds'  investment  objective and policies as stated in the Funds'  Prospectus  and  Statement of  Additional  Information  and with such written guidelines  as ACGIM may from time to time provide to  Subadvisor;  (iii) place  purchase and sale orders on behalf of the Funds;  and (iv) maintain  books and records with respect to the  securities  transactions  of the Funds and furnish the Corporation's Board of Directors such periodic, regular and special reports as the Board may request.

         (b)      In providing  those  services,  Subadvisor  will  supervise the Funds' Cash Portion and conduct a continual program of investment,  evaluation and, if appropriate,  sale and reinvestment of the Cash Portion of the
Funds' assets.  In addition,  Subadvisor  will furnish the  Corporation or ACGIM  whatever  information,  including statistical  data, the Corporation or ACGIM may reasonably  request with respect to the instruments  that the Funds may hold or contemplate purchasing.

         (c)      Subadvisor  will at all times  comply with the  policies  adopted by the  Corporation's  Board of
Directors of which it has received  written  notice.  If Subadvisor  believes that a change in any of such policies shall be advisable,  it shall  recommend  such change to ACGIM and the Board of Directors of the  Corporation.  Any
change to any such policies  whether  suggested by Subadvisor or not shall be approved by the  Corporation's  Board of Directors prior to the  implementation  of such change,  and Subadvisor will be given  reasonable  notice of the anticipated change.

         3.       BROKERAGE.

         (a)      In executing  transactions for the Funds and selecting  brokers or dealers,  Subadvisor will seek to obtain  the best net price and  execution  available  and shall  execute  or direct  the  execution  of all such transactions  as permitted by law and in a manner that is consistent  with its fiduciary  obligations  to the Funds and its other  clients.  In  assessing  the best net  price  and  execution  available  for any Funds  transaction,
Subadvisor  will consider all factors it deems  relevant  including,  but not limited to,  breadth of the market in the security,  the price of the security,  the financial condition and execution capability of the broker or dealer and the  reasonableness of any commission for the specific  transaction and on a continuing basis.  Consistent with this  obligation,  when the  execution  and net price  offered by two or more  brokers or dealers  are  comparable,
Subadvisor  may, at its  discretion,  execute  transactions  with  brokers and dealers who provide the Funds and/or other accounts over which Subadvisor exercises investment  discretion with research advice and other services,  but in all instances best net price and execution  shall  control.  Subadvisor is authorized to place purchase and sale orders for the Funds with brokers  and/or  dealers  subject to the  supervision of ACGIM and the Board of Directors of the Corporation and in accordance  with the  limitations set forth in the  registration  statement for the Funds shares then in effect.

         (b)      On  occasions  when  Subadvisor  deems  the  purchase  or sale of a  security  to be in the  best interest  of the Funds as well as one or more of its other  clients,  Subadvisor  may to the  extent  permitted  by applicable  law, but shall not be obligated to,  aggregate the securities to be sold or purchased with those of its other  clients.  In such event,  allocation of the  securities so purchased or sold will be made by Subadvisor in a manner it considers to be equitable and consistent  with its fiduciary  obligations to the  Corporation and to such other clients.  The Corporation  recognizes that, in some cases,  this procedure may limit the size of the position that may be acquired or sold for the Funds.

        4.        INFORMATION PROVIDED TO CORPORATION.

         (a)      Subadvisor  will keep the Corporation  and ACGIM informed of  developments  materially  affecting the Cash Portion of the Funds and will take  initiative to furnish the  Corporation and ACGIM on at least quarterly basis with  whatever  information  Subadvisor  and ACGIM  believe is  appropriate  for this  purpose.  Such regular quarterly  reports shall include  information  reasonably  requested by the  Corporation's  Board of Directors from time to time.

(b)      Subadvisor will provide the Corporation and ACGIM with such investment  records,  ledgers,  accounting and statistical  data, and other  information as the  Corporation and ACGIM require for the preparation of registration statements,  periodic and other  reports and other  documents  required by federal and state laws and  regulations, and particularly as may be required for the periodic review,  renewal,  amendment or termination of this Agreement, and such  additional  documents  and  information  as the  Corporation  and ACGIM may  reasonably  request  for the management of their  affairs.  Subadvisor  understands  that the Funds and ACGIM will rely on such  information  in the  preparation  of the  Corporation's  registration  statement,  the Funds'  financial  statements,  and any such reports,  and  hereby  covenants  that any such  information  derived  from the  investment  records,  ledgers  and accounting records maintained by Subadvisor shall be true and complete in all material respects.

         (c)      At the request of the Board of Directors,  a  representative  of Subadvisor shall attend meetings of the Board of Directors to make a presentation  on the Funds'  performance and such other matters as the Board of
Directors, Subadvisor and ACGIM believe is appropriate.

        (d)       Subadvisor  shall  furnish to regulatory  authorities  any  information  or reports in connection with such services as may be lawfully requested.  Subadvisor shall also, at the Corporation's  request,  certify to the  Corporation's  independent  auditors  that  sales or  purchases  aggregated  with  those of other  clients  of
Subadvisor, as described in Section 3 above, were allocated in a manner it considers to be equitable.

(e)      In compliance  with the  requirements  of the Investment  Company Act,  Subadvisor  hereby agrees that all records that it  maintains  for the Funds are the property of the  Corporation  and further  agrees to surrender to the Corporation  promptly upon the  Corporation's  request any of such records.  In addition,  Subadvisor agrees to cooperate with the Corporation and ACGIM when either of them is being examined by any regulatory  authorities,  and specifically  agrees to promptly  comply with any request by such  authorities  to provide  information or records.
Subadvisor  further  agrees to preserve for the periods of time  prescribed by the  Investment  Company Act of 1940 and the Investment Advisers Act of 1940 the records required to be maintained thereunder.

(f)      Subadvisor will be responsible for voting all of the Funds' investment securities.

         5.       FUTURES  AND  OPTIONS.   Subadvisor's   investment  authority  shall  include  the  authority  to
purchase,  sell, cover open positions,  and generally to deal in financial  futures  contracts and options thereon.
Subadvisor  will (a) open and  maintain  brokerage  accounts  for  financial  futures  and options  (such  accounts hereinafter  referred to as "Brokerage  Accounts") on behalf of and in the name of the Funds, and (b) execute,  for and on behalf of the Brokerage  Accounts,  standard customer  agreements with a broker or brokers.  Subadvisor may, using such of the  securities  and other  property in the  Brokerage  Accounts as  Subadvisor  deems  necessary  or desirable,  direct the custodian to deposit on behalf of the Funds,  original and  maintenance  brokerage  deposits and other direct  payments of cash,  cash  equivalents,  and  securities  and other  property  into such  Brokerage
Accounts and to such brokers as  Subadvisor  deems  appropriate.  The Funds  represents  and warrants  that it is a
"qualified  eligible client" within the meaning of the CFTC Regulations Section 4.7 and, as such, consents to treat the Funds in accordance with the exemption contained in CFTC Regulations Section 4.7(b).

         PURSUANT TO AN EXEMPTION  FROM THE  COMMODITY  FUTURES  TRADING  COMMISSION  ("CFTC") IN  CONNECTION  WITH
ACCOUNTS OF QUALIFIED  ELIGIBLE  CLIENTS,  THIS  DOCUMENT IS NOT  REQUIRED TO BE, AND HAS NOT BEEN,  FILED WITH THE
CFTC.  THE CFTC DOES NOT PASS UPON THE  MERITS  OF  PARTICIPATING  IN A TRADING  PROGRAM  OR UPON THE  ADEQUACY  OR
ACCURACY OF THE COMMODITY  TRADING  ADVISOR  DISCLOSURE.  CONSEQUENTLY,  THE CFTC HAS NOT REVIEWED OR APPROVED THIS
TRADING PROGRAM OR THIS DOCUMENT.

         6.       CONFIDENTIALITY.  The parties to this Agreement agree that each shall treat as  confidential  all information  provided by a party to the others  regarding such party's business and operations,  including  without limitation the investment  activities,  holdings,  or identities of  shareholders  of the Funds.  All  confidential information  provided  by a party  hereto  shall be used by any other  parties  hereto  solely for the  purposes of rendering  services  pursuant to this  Agreement  and,  except as may be required in carrying out the terms of this
Agreement,  shall not be  disclosed  to any third party  without the prior  consent of such  providing  party.  The foregoing shall not be applicable to any information  that is publicly  available when provided or which thereafter becomes publicly  available other than in  contravention  of this paragraph.  The foregoing also shall not apply to any  information  which is required to be  disclosed  by any  regulatory  authority  in the lawful and  appropriate exercise of its  jurisdiction  over a party,  by any auditor of the parties hereto,  by judicial or  administrative process or otherwise by applicable law or regulation;  provided,  however,  that the disclosing party shall provide reasonable notice to the other parties hereto prior to any such disclosure.

         7.       LIABILITY AND INDEMNIFICATION.

         (a)      Subadvisor  shall  be  responsible  for the  exercise  of  reasonable  care in  carrying  out its responsibilities  hereunder;  provided,  however,  that no provision of this  Agreement be construed to protect any trustee,  director,  officer,  agent or employee of  Subadvisor or an affiliate  from  liability by reason of gross negligence,  willful  malfeasance,  bad faith in the performance of such person's duties  hereunder or by reason of reckless  disregard of obligations  and duties  hereunder.  Notwithstanding  any other provision of this Agreement, no party  shall be liable for any  actions or  omissions  taken or made  pursuant  to this  Agreement  unless  such actions or omissions result from gross  negligence,  willful  malfeasance,  or bad faith in the performance of such party's duties or by reason of reckless disregard of obligations and duties hereunder.

         (b)      ACGIM agrees to indemnify and hold harmless  Subadvisor and its officers,  directors,  employees, agents,  affiliates and each person,  if any, who controls  Subadvisor  within the meaning of the Securities Act of
1933  (collectively,  the  "Indemnified  Parties" for purposes of this Section  7(b))  against any losses,  claims, expenses,  damages or liabilities  (including amounts paid in settlement thereof) or litigation expenses (including legal and other expenses)  (collectively,  "Losses"), to which the Indemnified Parties may become subject,  insofar as such  Losses  result  from  gross  negligence,  willful  malfeasance  or bad  faith  in the  performance  by the
Corporation or ACGIM of its respective  duties  hereunder or reckless  disregard by the Corporation or ACGIM of its respective  duties  hereunder.  ACGIM  will  reimburse  any  legal or other  expenses  reasonably  incurred  by the
Indemnified  Parties in connection with  investigating or defending any such Losses.  ACGIM shall not be liable for indemnification  hereunder if such Losses are  attributable  to the gross  negligence,  willful  malfeasance or bad faith of Subadvisor in performing  its  obligations  under this  Agreement.  ACGIM shall not be liable for special, consequential or incidental damages.

         (c)      Subadvisor  agrees  to  indemnify  and  hold  harmless  ACGIM  and  the  Corporation,  and  their respective officers,  directors,  employees,  agents, affiliates and each person, if any, who controls ACGIM or the
Corporation  within the  meaning  of the  Securities  Act of 1933  (collectively,  the  "Indemnified  Parties"  for purposes of this Section 7(c)) against any Losses to which the Indemnified  Parties may become subject,  insofar as such Losses result from gross  negligence,  willful  malfeasance,  or bad faith in performance by Subadvisor or its affiliates  of their  duties  hereunder or reckless  disregard  by  Subadvisor  or its  affiliates  of their duties hereunder.  Subadvisor will reimburse any legal or other expenses  reasonably  incurred by the Indemnified  Parties
in  connection  with   investigating   or  defending  any  such  Losses.   Subadvisor   shall  not  be  liable  for
indemnification  hereunder if such Losses are  attributable  to the gross  negligence,  willful  malfeasance or bad faith of ACGIM or the Corporation in performing  their  obligations  under this Agreement.  Subadvisor shall not be liable for special, consequential or incidental damages.

         (d)      Promptly  after  receipt by an  indemnified  party  hereunder  of notice of the  commencement  of action,  such indemnified  party will, if a claim in respect thereof is to be made against the  indemnifying  party hereunder,  notify  the  indemnifying  party  of the  commencement  thereof;  but the  omission  so to  notify  the indemnifying  party will not relieve it from any liability  which it may have to any  indemnified  party  otherwise than under this  Section 7, except to the extent the  indemnifying  party shall have been  prejudiced  thereby.  In case any such action is brought  against any  indemnified  party,  and it notifies  the  indemnifying  party of the commencement  thereof,  the indemnifying  party will be entitled to participate  therein and, to the extent that it may wish to, assume the defense  thereof,  with counsel  satisfactory to such  indemnified  party, and after notice from the  indemnifying  party to such  indemnified  party of its  election  to  assume  the  defense  thereof,  the indemnifying  party  will not be liable  to such  indemnified  party  under  this  Section 7 for any legal or other expenses  subsequently  incurred  by such  indemnified  party in  connection  with the defense  thereof  other than reasonable costs of investigation.

         (e)      If the indemnifying  party assumes the defense of any such action,  the indemnifying  party shall not,  without the prior  written  consent of the  indemnified  parties in such  action,  settle or  compromise  the liability of the  indemnified  parties in such action,  or permit a default or consent to the entry of any judgment in respect  thereof,  unless in connection with such  settlement,  compromise or consent,  each  indemnified  party receives from such claimant an unconditional release from all liability in respect of such claim.

         8.       COMPENSATION.

         (a)      In consideration of the services rendered  pursuant to this Agreement,  ACGIM will pay Subadvisor a per annum management fee (the "Applicable Fee") as set forth on Schedule A.

         (b)      On the first  business day of each month,  ACGIM shall pay  Subadvisor the Applicable Fee for the previous  month.  The fee for the previous  month shall be calculated by  multiplying  the  Applicable  Fee for the
Funds by the Cash Portion of the  aggregate  average  daily  closing  value of the net assets of all classes of the
Funds during the previous month, and further  multiplying that product by a fraction,  the numerator of which shall be the number of days in the previous month, and the denominator of which shall be 365 (366 in leap years).

         (c)      In the  event  that the  Board of  Directors  of the  Corporation  shall  determine  to issue any additional  series of shares for which it is proposed that Subadvisor  serve as investment  manager,  and for which
Subadvisor  desires to so serve,  the  Corporation,  ACGIM and  Subadvisor  shall  enter into an  Addendum  to this
Agreement  setting forth the name of the series,  the  Applicable  Fee, if any, and such other terms and conditions as are applicable to the management of such series of shares.

         (d)      Subadvisor  shall  have  no  right  to  obtain  compensation  directly  from  the  Funds  or  the
Corporation  for  services  provided  hereunder  and agrees to look solely to ACGIM for  payment of fees due.  Upon termination of this Agreement  before the end of a month, or in the event the Agreement  begins after the beginning of the month,  the fee for that month shall be prorated  according to the proportion  that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         9.       EXPENSES.  Subadvisor  will bear all of its expenses in connection  with the  performance  of its services under this  Agreement,  which expenses shall not include  brokerage fees or commissions in connection with the execution of securities transactions.

         10.      SERVICES TO OTHER  COMPANIES OR ACCOUNTS.  The  Corporation  understands  that  Subadvisor or its affiliates  now acts and will continue to act as investment  advisor to other  clients and the  Corporation  has no objection  to  Subadvisor  so acting.  In  addition,  the  Corporation  understands  that the  persons  employed by
Subadvisor to assist in the  performance of Subadvisor's  duties  hereunder will not devote their full time to such service  and  nothing  contained  herein  shall be  deemed to limit or  restrict  the  right of  Subadvisor  or any affiliate  of  Subadvisor  to engage in and devote time and  attention to other  business or to render  services of whatever  kind or nature.  Further,  from time to time,  Subadvisor  may refer or introduce  certain  institutional investors and existing  clients of Subadvisor and its affiliates to the  Corporation.  The Corporation  understands that  nothing  herein  shall be deemed to limit or  restrict  the right of  Subadvisor,  in the event  Subadvisor's clients  purchase shares of the Corporation,  to subsequently  suggest or induce such clients to redeem such shares and open a separate advisory account with Subadvisor.

         11.      TERM OF  AGREEMENT.  This  Agreement  shall become  effective as of the date first  written above and shall  continue until January 1, 2007 and thereafter so long as such  continuance is  specifically  approved at least  annually  by (i) the Board of  Directors  of the  Corporation  or (ii) a vote of a  majority  of the  Fund's outstanding  voting  securities,  provided that in either event the  continuance  is also approved by a majority of the Board of Directors who are not interested  persons (as defined in the  Investment  Company Act) of any party to this  Agreement,  by a vote cast at a meeting called for the purpose of voting on such approval.  This Agreement is terminable  without  penalty on 60 days' written notice by (i) the Board of Directors of the  Corporation,  (ii)-by
vote of holders of a majority of the Funds'  shares,  (iii) by ACGIM,  or (iv)-by  Subadvisor,  and will  terminate automatically  upon any  termination of the investment  management  agreement  between the  Corporation  and ACGIM.
This  Agreement  will  terminate  automatically  in the event of its  assignment.  Subadvisor  agrees to notify the
Corporation of any circumstances that might result in this Agreement being deemed to be assigned.

         12.      REPRESENTATIONS OF ACGIM, SUBADVISOR AND CORPORATION.

         (a)      ACGIM and  Subadvisor  each hereby  represents  that it is registered  as an  investment  advisor under  the  Investment  Advisers  Act of 1940,  that it will use its  reasonable  best  efforts  to  maintain  such registration,  and that it will promptly notify the other if it ceases to be so registered,  if its registration is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or terminated.  ACGIM and Subadvisor  each further  represents that it is registered under the laws of all  jurisdictions in which the conduct of its business hereunder requires such registration.

         (b)      The  Corporation  and ACGIM represent and warrant that (i) the appointment of Subadvisor has been duly  authorized;  and (ii) each of them has full power and authority to execute and deliver this  Agreement and to perform the services  contemplated  hereunder,  and such execution,  delivery and performance will not cause either to be in violation of its Articles of Incorporation, Bylaws, or any material laws.

         (c)      Subadvisor  represents  and warrants that (i) its service as  subadvisor  hereunder has been duly authorized;  (ii) it has full  power and  authority  to execute  and  deliver  this  Agreement  and to perform  the services  contemplated  hereunder,  and  such  execution,  delivery  and  performance  will  not  cause it to be in violation  of its  organizational  documents,  its  Bylaws  or  material  laws;  (iii) it will at all  times in the performance of its duties  hereunder act in conformity  with the provisions of the Investment  Company Act of 1940, the Investment  Advisers Act of 1940,  the Internal  Revenue Code and all other  applicable  federal and state laws and  regulations,  as the same may be amended from time to time; and (iv) it has all controls  necessary to perform its obligations under and comply with the representations and warranties it made in this Agreement.

         13.      AMENDMENT OF THIS AGREEMENT.  No provision of this Agreement may be changed,  waived,  discharged or terminated  orally,  but only by an instrument in writing  signed by the party against which  enforcement of the change, waiver, discharge or termination is sought.

         14.      LIMITATION OF LIABILITY.  This  Agreement has been executed on behalf of the  Corporation  by the undersigned officer of the Corporation solely in his capacity as an officer of the Corporation.

         15.      ENTIRE  AGREEMENT.  This Agreement  constitutes the entire  agreement  between the parties hereto on the subject matter described herein.

         16.      INDEPENDENT  CONTRACTOR.  In the performance of its duties hereunder,  Subadvisor is and shall be an independent  contractor and, unless otherwise  expressly provided or authorized,  shall have no authority to act for or represent the  Corporation or ACGIM in any way, or otherwise be deemed to be an agent of the  Corporation or
ACGIM.

         17.      SEVERABILITY.  If any  provision  of this  Agreement  shall  be held or made  invalid  by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

         18.      NOTICES.  All notices and other  communications  hereunder  shall be given or made in writing and shall be delivered  personally,  or sent by telex,  telecopy,  express  delivery or registered  or certified  mail, postage  prepaid,  return  receipt  requested,  to the party or parties to whom they are  directed at each  party's address of record.  Any notice,  demand or other  communication  given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

         IN WITNESS  WHEREOF,  the parties  hereto have caused  this  instrument  to be executed by their  officers designated below on the day and year first written above.




"Corporation"                                        "ACGIM"

AMERICAN CENTURY WORLD                      AMERICAN CENTURY GLOBAL
MUTUAL FUNDS, INC.                                   INVESTMENT MANAGEMENT, INC.

By:  /s/ David H. Reinmiller__________               By:  /s/ Charles A. Etherington__________
     Name:  David H. Reinmiller                                   Name:  Charles A. Etherington
     Title:  Vice President                                       Title:  Senior Vice President


                                                              "Subadvisor"

                                                              AMERICAN CENTURY
                                                              INVESTMENT MANAGEMENT, INC.


                                                              By:  /s/ Charles A. Etherington__________
                                                                  Name:  Charles A. Etherington
                                                                  Title: Senior Vice President

                                                    Schedule A


Management of Cash Portion of the Funds


----------------------------------------------------------- ----------------------------------------

Name of Series                                                          Applicable Fee
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

Global Growth Fund                                                           0.45%
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

International Opportunities Fund                                             0.45%
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

International Discovery Fund                                                 0.45%
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

International Growth Fund                                                    0.45%
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

Emerging Markets Fund                                                        0.45%
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

Life Sciences Fund                                                           0.45%
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

International Stock Fund                                                     0.45%
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

International Value Fund                                                     0.45%
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

NT Emerging Markets Fund                                                     0.45%
----------------------------------------------------------- ----------------------------------------
----------------------------------------------------------- ----------------------------------------

NT International Growth Fund                                                 0.45%
----------------------------------------------------------- ----------------------------------------